UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018 (March 16, 2018)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

Indemnification Agreements with Named Executive Officers

On March 16, 2018, State Auto Financial Corporation ("State Auto Financial") entered into indemnification agreements with Paul M. Stachura and Gregory A. Tacchetti, each of whom is a Named Executive Officer of State Auto Financial. In addition, on March 16, 2018, State Auto Financial entered into an indemnifcation agreement with Michael E. LaRocco, who is both a director and Named Executive Officer of State Auto Financial. The indemnification agreements (each an “Indemnification Agreement”) with Messrs. LaRocco, Stachura and Tacchetti (each an “NEO”) are identical in all respects.

Under each Indemnification Agreement, subject to certain exceptions, each NEO will be indemnified by State Auto Financial against all expenses, judgments, penalties, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by the NEO or on the NEO’s behalf if the NEO is, or is threatened to be made, a party to or participant in any proceeding by reason of such person serving as an officer of State Auto Financial, as well as such person serving as a director, officer, employee or agent of any other enterprise at the request of State Auto Financial. Exceptions to indemnification include the following circumstances:

(a)	In connection with a proceeding in which a court determines that the NEO’s actions were knowingly fraudulent, deliberately dishonest or willfully wrongful;

(b)	In connection with a proceeding in which a court determines that indemnification under the specific circumstances would be unlawful; and

(c)
In connection with an accounting of profits made from the purchase and sale (or sale and purchase) by the NEO of securities of State Auto Financial within the meaning of Section 16(b) of the Securities Exchange Act of 1934.

State Auto Financial will advance all expenses incurred by or on behalf of the NEO in connection with any proceeding within 30 days after the receipt by State Auto Financial of an undertaking from the NEO to (i) repay all amounts if it is proved by clear and convincing evidence in a court that the NEO’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to State Auto Financial or undertaken with reckless disregard for the best interests of State Auto Financial, and (b) reasonably cooperate with State Auto Financial concerning the applicable claim or proceeding. Any advances of expenses will be unsecured and interest free. If the NEO is subsequently required to repay the amount of any advancement of expenses to State Auto Financial, then any amounts payable by the NEO to State Auto Financial may be offset by any obligations due to the NEO from State Auto Financial, so that only net amounts shall be required to be transferred between the parties.

Each Indemnification Agreement provides for the procedures and presumptions applicable with respect to a determination of each NEO’s entitlement to indemnification.

Copies of the Indemnification Agreements between State Auto Financial and the NEOs are attached as exhibits to this Current Report on Form 8-K.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Indemnification Agreement dated as of March 16, 2018, between State Auto Financial Corporation and Michael E. LaRocco.
10.2	Indemnification Agreement dated as of March 16, 2018, between State Auto Financial Corporation and Paul M. Stachura
10.3	Indemnification Agreement dated as of March 16, 2018, between State Auto Financial Corporation and Gregory A. Tacchetti

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: March 22, 2018	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel